CAMDEN PROPERTY TRUST ANNOUNCES 2022 OPERATING RESULTS,
2023 FINANCIAL OUTLOOK, AND FIRST QUARTER 2023 DIVIDEND

Houston, Texas (February 2, 2023) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and twelve months ended December 31, 2022. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2022 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Per Diluted Share	2022	2021	2022	2021
EPS(1)(2)	$0.42	$2.02	$6.04	$2.96
FFO(1)	$1.74	$1.51	$6.59	$5.39
AFFO(1)	$1.48	$1.30	$5.76	$4.68
(1) For the twelve months ended December 31, 2022, EPS, FFO, and AFFO included approximately $0.01 per diluted share in storm-related expenses related to Hurricane Ian.
(2) For the twelve months ended December 31, 2022, EPS included a non-cash gain on acquisition of unconsolidated joint venture interests of approximately $4.37 per diluted share.

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	4Q22 vs. 4Q21	4Q22 vs. 3Q22	2022 vs. 2021
Revenues	9.9%	0.8%	11.2%
Expenses(1)	8.1%	(3.9)%	5.1%
Net Operating Income ("NOI")(1)	10.9%	3.3%	14.6%
(1) For the twelve months ended December 31, 2022, same property results exclude approximately $1.0 million of storm-related expenses related to Hurricane Ian.

Same Property Results	4Q22	4Q21	3Q22
Occupancy	95.8%	97.1%	96.6%

For 2022, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2021, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	January 2023*	January 2022	4Q22	4Q21
New Lease Rates	2.0%	16.5%	4.0%	16.7%
Renewal Rates	7.3%	13.5%	8.4%	14.2%
Blended Rates	4.2%	14.9%	6.1%	15.5%
New Lease and Renewal Data - Date Effective (2)	January 2023*	January 2022	4Q22	4Q21
New Lease Rates	1.2%	16.6%	5.3%	17.7%
Renewal Rates	8.4%	15.0%	10.1%	13.6%
Blended Rates	4.8%	15.8%	7.6%	15.7%
*Data as of January 30, 2023
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy and Turnover Data	January 2023*	January 2022	4Q22	4Q21
Occupancy	95.4%	97.1%	95.8%	97.1%
Annualized Gross Turnover	42%	43%	44%	42%
Annualized Net Turnover	34%	37%	37%	36%
*Data as of January 30, 2023

Development Activity
During the quarter, construction was completed at Camden Atlantic in Plantation, FL and leasing continued at Camden Tempe II in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 1/30/2023
Camden Atlantic	Plantation, FL	269	$100.2	87%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 1/30/2023
Camden Tempe II	Tempe, AZ	397	$115.0	50%
Camden NoDa	Charlotte, NC	387	108.0
Camden Durham	Durham, NC	420	145.0
Camden Village District	Raleigh, NC	369	138.0
Camden Woodmill Creek	The Woodlands, TX	189	75.0
Camden Long Meadow Farms	Richmond, TX	188	80.0
Total		1,950	$661.0

Capital Markets Transactions
During the quarter, the Company used the $300 million delayed draw unsecured term loan facility and borrowings from our existing unsecured credit facility to repay the principal amount of our 3.15% senior unsecured note payable which matured on December 15, 2022, for a total of $350.0 million, plus accrued interest. The current weighted average interest rate on our unsecured term loan facility and unsecured credit facility is 5.2%.

Liquidity Analysis
As of December 31, 2022, Camden had nearly $1.2 billion of liquidity comprised of approximately $10.7 million in cash and cash equivalents, and over $1.1 billion of availability under its unsecured credit facility. At quarter-end, the Company had $306.7 million left to fund under its existing wholly-owned development pipeline.

Earnings Guidance
Camden provided initial earnings guidance for 2023 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2023 as detailed below. Expected EPS excludes gains, if any, from future real estate transactions.

	1Q23	2023
Per Diluted Share	Range	Range	Midpoint
EPS	$0.36 - $0.40	$1.53 - $1.83	$1.68
FFO	$1.63- $1.67	$6.70 - $7.00	$6.85

A reconciliation of 2023 FFO per share guidance as compared to 2022 actual results is detailed below.

2022 FFO per share - actual	$6.59
5% Same store NOI growth	0.36
Additional NOI from Fund acquisition	0.26
Growth in other non-same store/development communities	0.16
Increased interest expense	(0.21)
2022 Amortization of net below market leases - Fund acquisition	(0.07)
2022 Equity in income of joint ventures and management fees - Fund	(0.07)
Higher overhead expenses	(0.06)
Additional shares outstanding for full year 2023	(0.06)
Other - 2022 Chirp earnout and 2022 disposition	(0.05)
2023 FFO per share - midpoint guidance	$6.85

	2023
Same Property Growth	Range	Midpoint
Revenues	4.10% - 6.10%	5.10%
Expenses	4.75% - 6.25%	5.50%
NOI	3.50% - 6.50%	5.00%
Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2023 financial outlook including key assumptions for same property growth and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden's Board of Trust Managers declared a first quarter 2023 dividend of $1.00 per common share payable on April 17, 2023 to shareholders of record as of March 31, 2023. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company's past performance and future prospects, as described in this press release.

Conference Call
Friday, February 3, 2023 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061; Passcode: 2673669
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 172 properties containing 58,702 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 60,652 apartment homes in 178 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 15 consecutive years, most recently ranking #26. For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
OPERATING DATA

Property revenues (a)	$375,909	$305,364	$1,422,756	$1,143,585

Property expenses (b)
Property operating and maintenance	81,233	67,343	315,737	267,703
Real estate taxes	45,896	35,711	182,344	149,322
Total property expenses	127,129	103,054	498,081	417,025

Non-property income
Fee and asset management	931	2,815	5,188	10,532
Interest and other income	138	191	3,019	1,223
Income/(loss) on deferred compensation plans	8,813	5,186	(19,637)	14,369
Total non-property income/(loss)	9,882	8,192	(11,430)	26,124

Other expenses
Property management	7,373	7,139	28,601	26,339
Fee and asset management	426	1,201	2,516	4,511
General and administrative	15,887	14,940	60,413	59,368
Interest	30,668	24,582	113,424	97,297
Depreciation and amortization	147,271	116,503	577,020	420,692
Expense/(benefit) on deferred compensation plans	8,813	5,186	(19,637)	14,369
Total other expenses	210,438	169,551	762,337	622,576

Gain on sale of operating properties	—	174,384	36,372	174,384
Gain on acquisition of unconsolidated joint venture interests	—	—	474,146	—
Equity in income of joint ventures	—	3,125	3,048	9,777
Income from continuing operations before income taxes	48,224	218,460	664,474	314,269
Income tax expense	(753)	(601)	(2,966)	(1,893)
Net income	47,471	217,859	661,508	312,376
Less income allocated to non-controlling interests	(1,762)	(4,961)	(7,895)	(8,469)
Net income attributable to common shareholders	$45,709	$212,898	$653,613	$303,907

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$47,471	$217,859	$661,508	$312,376
Other comprehensive income
Unrealized gain and unamortized prior service cost on post retirement obligation	489	154	489	154
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	369	373	1,476	1,490
Comprehensive income	48,329	218,386	663,473	314,020
Less income allocated to non-controlling interests	(1,762)	(4,961)	(7,895)	(8,469)
Comprehensive income attributable to common shareholders	$46,567	$213,425	$655,578	$305,551

PER SHARE DATA

Total earnings per common share - basic	$0.42	$2.03	$6.07	$2.97
Total earnings per common share - diluted	0.42	2.02	6.04	2.96

Weighted average number of common shares outstanding:
Basic	108,467	104,611	107,605	101,999
Diluted	108,512	105,448	108,388	102,829

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended December 31, 2022, we recognized $375.9 million of property revenue which consisted of approximately $336.0 million of rental revenue and approximately $39.9 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $305.4 million recognized for the three months ended December 31, 2021, made up of approximately $271.4 million of rental revenue and approximately $34.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the twelve months ended December 31, 2022, we recognized $1,422.7 million of property revenue which consisted of approximately $1,265.9 million of rental revenue and approximately $156.8 million of amounts received under contractual terms for other services considered to be non-lease contracts. This compares to the $1,143.6 million of property revenue recognized for the twelve months ended December 31, 2021, made up of approximately $1,009.2 million of rental revenue and approximately $134.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $10.0 million and $8.3 million for the three months ended December 31, 2022 and 2021, respectively and was $37.5 million and $31.5 million for the twelve months ended December 31, 2022 and 2021, respectively.

(b) For the twelve months ended December 31, 2022 expenses include approximately $1.0 million in storm-related expenses related to Hurricane Ian.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$45,709	$212,898	$653,613	$303,907
Real estate depreciation and amortization	144,105	114,007	565,913	410,767
Adjustments for unconsolidated joint ventures	—	2,688	2,709	10,591
Income allocated to non-controlling interests	1,762	4,961	7,895	8,469
Gain on sale of operating property	—	(174,384)	(36,372)	(174,384)
Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Funds from operations	$191,576	$160,170	$719,612	$559,350

Less: recurring capitalized expenditures (b)	(29,033)	(22,398)	(90,715)	(73,603)

Adjusted funds from operations	$162,543	$137,772	$628,897	$485,747

PER SHARE DATA
Funds from operations - diluted	$1.74	$1.51	$6.59	$5.39
Adjusted funds from operations - diluted	1.48	1.30	5.76	4.68
Distributions declared per common share	0.94	0.83	3.76	3.32

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	110,117	106,322	109,261	103,747

PROPERTY DATA
Total operating properties (end of period) (c)	172	171	172	171
Total operating apartment homes in operating properties (end of period) (c)	58,702	58,300	58,702	58,300
Total operating apartment homes (weighted average)	58,621	51,313	56,566	50,479

(a) Net income attributable to common shareholders for the twelve months ended December 31, 2022 included approximately $1.0 million of storm-related expenses related to Hurricane Ian.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
ASSETS
Real estate assets, at cost
Land	$1,716,273	$1,706,396	$1,695,118	$1,343,209	$1,349,594
Buildings and improvements	10,674,619	10,574,820	10,440,037	8,651,674	8,624,734
	12,390,892	12,281,216	12,135,155	9,994,883	9,974,328
Accumulated depreciation	(3,848,111)	(3,709,487)	(3,572,764)	(3,436,969)	(3,358,027)
Net operating real estate assets	8,542,781	8,571,729	8,562,391	6,557,914	6,616,301
Properties under development, including land	524,981	529,076	581,844	488,100	474,739
Investments in joint ventures	—	—	—	13,181	13,730
Total real estate assets	9,067,762	9,100,805	9,144,235	7,059,195	7,104,770
Accounts receivable – affiliates	13,364	13,258	13,258	13,258	18,664
Other assets, net (a)	229,371	231,645	249,865	254,763	234,370
Cash and cash equivalents	10,687	62,027	72,095	1,129,716	613,391
Restricted cash	6,751	6,390	6,563	5,778	5,589
Total assets	$9,327,935	$9,414,125	$9,486,016	$8,462,710	$7,976,784

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,165,924	$3,173,198	$3,222,252	$3,671,309	$3,170,367
Secured	514,989	514,843	514,698	—	—
Accounts payable and accrued expenses	211,370	212,558	195,070	169,973	191,651
Accrued real estate taxes	95,551	125,210	86,952	36,988	66,673
Distributions payable	103,628	103,620	103,621	100,880	88,786
Other liabilities (b)	179,552	176,334	186,143	197,021	193,052
Total liabilities	4,271,014	4,305,763	4,308,736	4,176,171	3,710,529

Equity
Common shares of beneficial interest	1,156	1,156	1,156	1,127	1,126
Additional paid-in capital	5,897,454	5,893,623	5,890,792	5,396,267	5,363,530
Distributions in excess of net income attributable to common shareholders	(581,532)	(525,127)	(452,865)	(848,074)	(829,453)
Treasury shares	(328,684)	(329,027)	(328,975)	(329,521)	(333,974)
Accumulated other comprehensive loss (c)	(1,774)	(2,632)	(3,001)	(3,370)	(3,739)
Total common equity	4,986,620	5,037,993	5,107,107	4,216,429	4,197,490
Non-controlling interests	70,301	70,369	70,173	70,110	68,765
Total equity	5,056,921	5,108,362	5,177,280	4,286,539	4,266,255
Total liabilities and equity	$9,327,935	$9,414,125	$9,486,016	$8,462,710	$7,976,784

(a) Includes net deferred charges of:	$8,413	$8,961	$307	$693	$969

(b) Includes deferred revenues of:	$304	$331	$358	$384	$334

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income attributable to common shareholders	$45,709	$212,898	$653,613	$303,907
Real estate depreciation and amortization	144,105	114,007	565,913	410,767
Adjustments for unconsolidated joint ventures	—	2,688	2,709	10,591
Income allocated to non-controlling interests	1,762	4,961	7,895	8,469
Gain on sale of operating property	—	(174,384)	(36,372)	(174,384)
Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Funds from operations	$191,576	$160,170	$719,612	$559,350

Less: recurring capitalized expenditures	(29,033)	(22,398)	(90,715)	(73,603)

Adjusted funds from operations	$162,543	$137,772	$628,897	$485,747

Weighted average number of common shares outstanding:
EPS diluted	108,512	105,448	108,388	102,829
FFO/AFFO diluted	110,117	106,322	109,261	103,747

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total Earnings Per Common Share - Diluted	$0.42	$2.02	$6.04	$2.96
Real estate depreciation and amortization	1.31	1.07	5.16	3.96
Adjustments for unconsolidated joint ventures	—	0.03	0.02	0.09
Income allocated to non-controlling interests	0.01	0.03	0.04	0.06
Gain on sale of operating property	—	(1.64)	(0.33)	(1.68)
Gain on acquisition of unconsolidated joint venture interests	—	—	(4.34)	—
FFO per common share - Diluted	$1.74	$1.51	$6.59	$5.39

Less: recurring capitalized expenditures	(0.26)	(0.21)	(0.83)	(0.71)

AFFO per common share - Diluted	$1.48	$1.30	$5.76	$4.68

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, from real estate transactions not sold as of quarter close due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q23	Range	2023	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.36	$0.40	$1.53	$1.83
Expected real estate depreciation and amortization	1.26	1.26	5.12	5.12
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.63	$1.67	$6.70	$7.00

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income	$47,471	$217,859	$661,508	$312,376
Less: Fee and asset management income	(931)	(2,815)	(5,188)	(10,532)
Less: Interest and other income	(138)	(191)	(3,019)	(1,223)
Less: Income/(loss) on deferred compensation plans	(8,813)	(5,186)	19,637	(14,369)
Plus: Property management expense	7,373	7,139	28,601	26,339
Plus: Fee and asset management expense	426	1,201	2,516	4,511
Plus: General and administrative expense	15,887	14,940	60,413	59,368
Plus: Interest expense	30,668	24,582	113,424	97,297
Plus: Depreciation and amortization expense	147,271	116,503	577,020	420,692
Plus: Expense/(benefit) on deferred compensation plans	8,813	5,186	(19,637)	14,369
Less: Gain on sale of operating properties	—	(174,384)	(36,372)	(174,384)
Less: Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Less: Equity in income of joint ventures	—	(3,125)	(3,048)	(9,777)
Plus: Income tax expense	753	601	2,966	1,893
NOI	$248,780	$202,310	$924,675	$726,560

"Same Property" Communities	$197,575	$178,163	$753,204	$656,985
Non-"Same Property" Communities	48,713	20,238	164,621	51,041
Development and Lease-Up Communities	1,025	—	1,255	8
Hurricane Expenses	—	—	(1,000)	—
Other	1,467	3,909	6,595	18,526
NOI	$248,780	$202,310	$924,675	$726,560

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on acquisition of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, as well as income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income attributable to common shareholders	$45,709	$212,898	$653,613	$303,907
Plus: Interest expense	30,668	24,582	113,424	97,297
Plus: Depreciation and amortization expense	147,271	116,503	577,020	420,692
Plus: Income allocated to non-controlling interests	1,762	4,961	7,895	8,469
Plus: Income tax expense	753	601	2,966	1,893
Plus: Hurricane expenses	—	—	1,000	—
Less: Gain on sale of operating properties	—	(174,384)	(36,372)	(174,384)
Less: Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Less: Equity in income of joint ventures	—	(3,125)	(3,048)	(9,777)
Adjusted EBITDA	$226,163	$182,036	$842,352	$648,097
Annualized Adjusted EBITDA	$904,652	$728,144	$842,352	$648,097

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Unsecured notes payable	$3,188,976	$3,170,054	$3,242,448	$3,168,649
Secured notes payable	514,940	—	386,096	—
Total debt	3,703,916	3,170,054	3,628,544	3,168,649
Less: Cash and cash equivalents	(3,562)	(385,194)	(186,178)	(329,967)
Net debt	$3,700,354	$2,784,860	$3,442,366	$2,838,682

Net Debt to Annualized Adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net debt	$3,700,354	$2,784,860	$3,442,366	$2,838,682
Annualized Adjusted EBITDA	904,652	728,144	842,352	648,097
Net Debt to Annualized Adjusted EBITDA	4.1x	3.8x	4.1x	4.4x

CAMDEN	2023 FINANCIAL OUTLOOK
AS OF FEBRUARY 2, 2023

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$6.70 - $7.00

"Same Property" Communities
Number of Units - 2023	48,463
2022 Base Net Operating Income	$790 million
Total Revenue Growth	4.10% - 6.10%
Total Expense Growth	4.75% - $6.25%
Net Operating Income Growth	3.50% - 6.50%
Impact from 1% change in NOI Growth is approximately $0.072 / share

2023 Assumptions
Earned-in Rent Growth as of December 31, 2022 & Loss to Lease Capture	5.00%
December 2022 to December 2023 Assumed Market Rent Growth	3.00%
Occupancy	95.7%
Rental Income as a % of Property Revenues	89%
Other Income Growth	1.50%
Other Income as a % of Property Revenues	11%
Property Tax Growth	6.50%
Property Tax as a % of Property Expenses	37%
Insurance Growth	12.50%
Insurance Growth as a % of Property Expenses	6%

Capitalized Expenditures
Recurring	$96 - $100 million
Revenue Enhancing Capex, Repositions, Redevelopment, and Repurposes (a)	$93 - $97 million
Non - Recurring Capital Expenditures	$26 - $28 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)	$0 - $500 million
Disposition Volume (consolidated on balance sheet)	$0 - $500 million

Development
Development Starts (consolidated on balance sheet)	$250 - $600 million
Development Spend (consolidated on balance sheet)	$275 - $305 million

Non-Property Income
Non-Property Income	$2 - $3 million
Includes: Fee and asset management income and interest and other income

Corporate Expenses
General and Administrative Expenses	$60 - $64 million
Property Management Expense	$31 - $35 million
Fee and Asset Management Expense	$1 - $2 million
Corporate G&A Depreciation/Amortization	$12 - $14 million
Income Tax Expense	$2 - $4 million

Capital
Expensed Interest	$135 - $139 million
Capitalized Interest	$19 - $21 million

(a) Capital expenditures that improve a community's cash flow and competitive position, including kitchen and bath upgrades or other new amenities, additional leasable space, and our smart access solution.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.